BYLAWS OF IRON MOUNTAIN INCORPORATED ARTICLE I. OFFICE Section 1.1. Registered Office. The registered office of the Corporation shall be located in the City of Wilmington, County of New Castle, State of Delaware and the name of the resident agent in charge thereof shall be Corporation Service Company. Section 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors (hereinafter referred to as the “Board of Directors” or the “Board”) may from time to time appoint or the business of the Corporation may require. Section 1.3. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require. ARTICLE II. MEETINGS OF STOCKHOLDERS Section 2.1. Time and Place of Meetings. All meetings of stockholders shall be held at such place, if any, either within or without the State of Delaware, on such date and at such time as the Board of Directors (or the Chairperson of the Board (the “Chair”), if there be one, in the absence of a designation by the Board of Directors) may designate from time to time. Section 2.2. Annual Meeting. The annual meeting of stockholders shall be held for the election of directors on such date and at such time as the Board of Directors may designate from time to time. Any other proper business may be transacted at the annual meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders scheduled by the Board of Directors. Section 2.3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called only by a majority of the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders scheduled by the Board of Directors.

2 Section 2.4. Introduction of Business At a Meeting of Stockholders. At an annual or special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such annual or special meeting of stockholders. To be properly brought before an annual or special meeting of stockholders, business must be (i) in the case of a special meeting, specified in the notice of the special meeting (or any supplement thereto) or (ii) in the case of an annual meeting, specified in the notice of the annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors or otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the annual meeting by a stockholder who shall have been a stockholder of record on the record date for such meeting and shall continue to be entitled to vote thereat (including through any adjournment or postponement thereof) and shall have complied with the notice procedures set forth in this Section 2.4. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.3 of these Bylaws. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 3.2 and Section 3.3 of these Bylaws and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 3.2 of these Bylaws. For business (other than the nomination of a person for election as a director, which is governed by Section 3.2 of these Bylaws) to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (A) in the case of an annual meeting that is called for a date that is within 30 days before or after the first anniversary date of the immediately preceding annual meeting of stockholders (such first anniversary date, the “Anniversary”), not less than 90 nor more than 120 days prior to the Anniversary, and (B) in the case of an annual meeting that is called for a date that is not within 30 days before or after the Anniversary, not later than the later of (x) the 120th day prior to such annual meeting or (y) the close of business on the tenth day following the day on which public disclosure of the date of the annual meeting was first made by the Corporation. For purposes of these Bylaws (including Section 3.2), “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. In order to be effective, a stockholder’s notice to the Secretary shall set forth: (i) as to each matter the stockholder proposes to bring before an annual meeting of stockholders, a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and, if a specific action is to be proposed, the text of the proposed business (including the text of any resolution(s) which the proposing stockholder proposes that the stockholders adopt and in

3 the event such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment); and (ii) as to the stockholder proposing the matter and the beneficial owner, if any, on whose behalf the proposal is made (a) a representation that the stockholder is a holder of record of the stock of the Corporation entitled to vote at such meeting, including the class or series and number of shares of such stock that are owned beneficially and of record by such stockholder, and intends to appear in person or by proxy at the meeting to bring the business specified in the notice before the meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and the of the beneficial owner, if any, and any other stockholders known by such stockholder or beneficial owner to be supporting such proposal, (c) the class or series and number of shares of the Corporation which are beneficially owned by such beneficial owner, if any, and by any stockholders known by the proposing stockholder or the beneficial owner to be supporting such proposal on the date of such stockholder’s notice, (d) a description of any agreement, arrangement or understanding with respect to such business between or among the stockholder and/or the beneficial owner and/or any of such stockholder’s or such beneficial owner’s affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (e) any (1) derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by the stockholder, the purpose or effect of which is to give the stockholder and/or the beneficial owner economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to the stockholder, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) the stockholder and/or the beneficial owner may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (2) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which the stockholder and/or the beneficial owner has or shares a right to vote any shares of any class or series of the Corporation, (3) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by the stockholder and/or the beneficial owner, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, the stockholder

4 and/or the beneficial owner with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (4) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by the stockholder and/or the beneficial owner that are separated or separable from the underlying shares of the Corporation, (5) any performance related fees (other than an asset based fee) that the stockholder and/or the beneficial owner is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, (6) any other information relating to the stockholder and/or the beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by the stockholder in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (d) and (e)(1) through (6), the “Disclosable Interests”); and a representation that the stockholder will notify the Corporation in writing of any such Disclosable Interests in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is proposing business solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner, (f) in the case of a proposal other than the nomination of persons for election to the Board of Directors in accordance with Rule 14a-19 under the Exchange Act, whether such stockholder and/or such beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under these Bylaws and applicable law to carry the proposal (an affirmative statement of such intent, a “Solicitation Notice”), and (g) any material interest of the stockholder and/or the beneficial owner in such proposal. If the stockholder has provided the Corporation with a Solicitation Notice, such stockholder must have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry such proposal. If no Solicitation Notice relating thereto has been timely provided pursuant to this Section, the stockholder proposing such business must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 2.4 (and with respect to nominations of directors, Sections 3.2 and 3.3) of these Bylaws. The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that any item of proposed business was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

5 The foregoing requirements shall be the exclusive means to submit business proposed to be brought before any annual meeting of stockholders (other than the nomination of a person for election as a director, which is governed by Section 3.2 of these Bylaws), other than any proposal brought properly under and in compliance with to Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting given by or at the direction of the Board of Directors. In addition to the foregoing requirements with respect to any business proposed to be brought before an annual meeting, each stockholder shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request the inclusion of proposals in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Section 2.5. Notice of Meetings; Waiver of Notice. (i) Notice of every meeting of stockholders, annual or special, stating the hour, date and place, if any, thereof, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall, not less than ten (10) days, or such longer period as shall be provided by law, the Certificate of Incorporation, these Bylaws, or otherwise, and not more than sixty (60) days before such meeting, be given to each stockholder entitled to vote thereat, at the address of such stockholder as it appears upon the stock records of the Corporation or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices be mailed to some other address, then to the address designated in such request. (ii) A waiver of any such notice given by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not validly called or convened. Neither the business to be transacted at nor the purpose of any annual or special meeting of stockholders need be specified in a waiver of notice. Section 2.6. Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the General Corporation Law of the State of Delaware (the “Delaware Law”), the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the Delaware Law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any notice given pursuant to the

6 preceding paragraph shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Section 2.7. Definition of Electronic Transmission. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. Section 2.8. Quorum and Adjournments. Except as otherwise provided by law or by the Certificate of Incorporation, or these Bylaws and subject to the Delaware Law, the presence, in person or by proxy, at any meeting of stockholders of the holders of a majority of the voting power of the shares of the capital stock of the Corporation issued, outstanding and entitled to vote thereat shall be requisite and shall constitute a quorum. If one or more classes of stock are entitled to vote as separate classes upon any question, then, in the case of such class, a quorum for the consideration of such question shall, except as otherwise provided by law or by the Certificate of Incorporation, consist of a majority of the voting power of all stock of that class issued, outstanding and entitled to vote. If a quorum shall not be represented at any meeting of the stockholders regularly called, the holders of a majority of the voting power of the shares present or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting to another time, or to another time and place, without notice other than announcement of the time and place thereof at the meeting, and there may be successive adjournments for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented; provided, however, that if the adjournment is for more than thirty (30) days, notice of the hour, date and place of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. Section 2.9. Votes; Proxies. Except as otherwise provided in the Certificate of Incorporation, and subject to the Delaware Law, at each meeting of stockholders, every stockholder of record at the closing of the transfer books, if closed, or on the date set by the Board of Directors for the determination of stockholders entitled to vote at such meeting, shall be entitled to one vote for each share of stock entitled to vote which is registered in such stockholder’s name on the books of the Corporation on such date.

7 At each such meeting every stockholder entitled to vote shall be entitled to do so in person, or by proxy appointed by an instrument in writing or as otherwise permitted by law subscribed by such stockholder and bearing a date not more than three (3) years prior to the meeting in question, unless said instrument provides for a longer period during which it is to remain in force. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or any interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation an instrument in writing or as otherwise permitted by law revoking the proxy or another duly executed proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot and, except as otherwise provided by law, need not be conducted by inspectors of election unless so determined by the chair of the meeting or by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or represented by proxy at such meeting. If it is required or determined that inspectors of election be appointed, the chair of the meeting shall appoint one or more inspectors of election, who shall first take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability. The inspector(s) so appointed shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. No director or candidate for the office of director shall be appointed as such inspector for such election. At any meeting at which a quorum is present, a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote thereat shall decide any question (other than the election of directors) brought before such meeting, except in any case where a larger vote is required by the Delaware Law, the Certificate of Incorporation, these Bylaws or otherwise. The vote required for the election of directors shall be as set forth in Section 3.1 of these Bylaws. Section 2.10. Organization. The Chair, if there be one, or in the absence of the Chair, the Vice Chair, if there be one, or in the absence of a Vice Chair, the Chief Executive Officer, if there be one, or in the absence of the Chief Executive Officer, the President, or in the absence of the President, a Vice President, shall call meetings of the stockholders to order and shall act as chair thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders, and, in his or her absence, the presiding officer may appoint a secretary.

8 ARTICLE III. DIRECTORS Section 3.1. General Powers; Number; Term of Office and Election. The business and affairs of the Corporation shall be conducted and managed by a Board of Directors. Directors need not be stockholders. Except as otherwise provided by the Delaware Law, the Certificate of Incorporation or these Bylaws, the number of directors shall be fixed by the Board of Directors (and not by the stockholders) from time to time provided that the number of directors shall not be less than three (3). No decrease in the number of directors shall affect the term of any director then in office. In an uncontested election of directors at a meeting at which a quorum is present, each director of the Corporation shall be elected by a majority of the votes cast with respect to that director’s election. In a contested election, the directors shall be elected by a plurality of the votes cast. For purposes of this Section 3.1: (i) an “uncontested election” is an election in which the number of nominees for director is not greater than the number to be elected; (ii) a “contested election” is an election in which the number of nominees for director is greater than the number to be elected; and (iii) a “majority of the votes cast” means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee. Abstentions and broker non-votes are not considered votes cast for purposes of this Section 3.1 and, therefore, are not included in the calculations regarding a “majority of votes cast”. Each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. Following any uncontested election, any incumbent director who was a nominee and who did not receive a majority of the votes cast shall promptly tender, to the extent not already tendered pursuant to Section 3.2 of these Bylaws, his or her resignation to the Chair for consideration by the Board of Directors contingent on acceptance of such resignation by the Board of Directors. A recommendation on whether to accept such resignation or whether other action should be taken shall be made by the Nominating and Governance Committee. In determining whether or not to recommend that the Board of Directors accept any resignation offer, the Nominating and Governance Committee shall be entitled to consider all factors believed relevant by such Committee’s members. The Board of Directors shall act on such resignation, taking into account the Nominating and Governance Committee’s recommendation, within 90 days following the date of the certification of the election results and shall publicly disclose its decision and, if applicable, the reasons for rejecting the resignation in a filing with the Securities and Exchange Commission. An incumbent director whose resignation is being considered shall not participate in the Nominating and Governance Committee’s or the Board of Directors’ recommendation or decision, or any deliberations related thereto. If any director’s resignation offer is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting of stockholders and his or her successor is duly elected and qualified, or until the director’s earlier death, resignation, or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Section 3.1, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of

9 Section 3.5 of these Bylaws or may decrease the size of the Board of Directors pursuant to this Section 3.1. The Board of Directors shall not nominate for election as director any candidate who has not agreed to tender, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon (a) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection, and (b) acceptance of such resignation by the Board of Directors. In addition, the Board of Directors shall not fill a director vacancy or newly created directorship with any candidate who has not agreed to tender, promptly following his or her appointment to the board, the same form of resignation. Section 3.2. Nomination of Directors. (a) Only persons nominated in accordance with the procedures set forth in this Section 3.2 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or a committee of directors appointed by the Board or (ii) by any stockholder of the Corporation who shall have been a stockholder of record on the record date for such meeting and shall continue to be entitled to vote thereat (including through any adjournment or postponement thereof) who complies with the notice procedures set forth in this Section 3.2 and with the requirements of the Exchange Act and the regulations promulgated thereunder (including Rule 14a-19 thereunder). Such nominations, other than those made by or at the direction of the Board or a committee thereof, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. For the purposes of this Section 3.2(a), to be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the Anniversary, not less than 90 days nor more than 120 days prior to the Anniversary, and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the Anniversary, or in the case of a special meeting of stockholders called for the purpose of electing Directors, not later than the later of (x) the 120th day prior to such meeting or (y) the close of business on the tenth day following the day on which public disclosure of the date of the meeting was first made by the Corporation. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Notwithstanding anything in these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of the stockholders is increased effective after the time period for which nominations would otherwise be due under this Section 3.2 and there is no public announcement by the Corporation naming the nominees for the additional directorships or specifying the size of the increased Board of Directors at least 100 days prior to the Anniversary (or, if the annual meeting is held more than 30 days before or after such Anniversary, at least 100 days prior to such annual meeting), a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

10 In order to be effective, a stockholder’s notice to the Secretary provided under this Section 3.2 shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class or series and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder’s notice, (d) any information relating to such person that is required to be disclosed or provided in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act(including Rule 14a-19 thereunder) and Section 3.2(b) of these Bylaws, which information shall include, without limitation, such person’s written consent to being named in the proxy statement and form of proxy as a nominee and to serving as a director if elected, (e) all Disclosable Interests of such person, (f) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (g) a completed and signed questionnaire, representation and agreement required by Section 3.3; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (a) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting, including the class or series and number of shares of such stock that are owned beneficially and of record by such stockholder, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (b) the name and address, as they appear on the Corporation’s books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s) and the name and address of such beneficial owner, if any, (c) the class or series and number of shares of the Corporation which are beneficially owned by such beneficial owner and any other stockholders known by such stockholder to be supporting such nominee(s) on the date of such stockholder’s notice, (d) all Disclosable Interests of such stockholder and such beneficial owner, and (e) a Solicitation Notice or a statement that the stockholder and/or the beneficial owner does not intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees and/or otherwise solicit proxies from stockholders in support of such election. Additionally, such stockholder’s notice shall contain a representation regarding whether such stockholder and/or such beneficial owner intends, or is part of a group that intends, to solicit proxies or votes in support of director nominees other than the Corporation’s nominees in accordance with

11 Rule 14a-19 promulgated under the Exchange Act, and, in the event that such stockholder, beneficial owner and/or group so intends, such notice shall also include the information required by Rule 14a-19(b) under the Exchange Act. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. If a stockholder has provided the Corporation with a Solicitation Notice relating to a director nomination pursuant to this Section 3.2(a), such stockholder must, at least fifteen days prior to the date of such meeting, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder. If no Solicitation Notice relating thereto has been timely provided pursuant to this Section 3.2, the stockholder proposing such nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 3.2. For the avoidance of doubt, (A) this Section 3.2(a)(ii) shall not apply to any Proxy Access Nomination Notice submitted pursuant to Section 3.2(b) of these Bylaws and (B) stockholders and/or beneficial owners intending to solicit proxies or votes in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act must comply with solicitation, timing and proxy statement and form of proxy delivery requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3). (b) Proxy Access Nominations. Subject to the requirements of this Section 3.2, the Corporation shall include in its proxy statement and on its proxy card for any annual meeting of stockholders the name of any director nominee proposed by a stockholder for election to the Board of Directors who is properly submitted pursuant to this Section 3.2(b) (each a “Proxy Access Nominee”) provided that (i) timely written notice of such Proxy Access Nominee satisfying this Section 3.2(b) (“Proxy Access Nomination Notice”) is delivered to the Corporation by or on behalf of a stockholder or group of stockholders who, at the time the Proxy Access Nomination Notice is delivered, satisfy the ownership and other requirements of this Section 3.2(b) (such stockholder or stockholders, the “Eligible Stockholder”), (ii) the Eligible Stockholder expressly elects in writing at the time of providing the Proxy Access Nomination Notice to have its nominee included in the Corporation’s proxy materials pursuant to this Section 3.2(b), and (iii) the Eligible Stockholder and the Proxy Access Nominee otherwise satisfy each of the requirements of this Section 3.2 (collectively, a “Proxy Access Nomination”). (i) To be timely, an Eligible Stockholder’s Proxy Access Nomination Notice must have been delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 calendar days nor more than 150 calendar days prior to the first anniversary of the date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder

12 to be timely must be so received a reasonable time before the solicitation is made. In no event shall the adjournment or postponement of an annual meeting, or the public disclosure thereof, commence a new time period (or extend any time period) for the giving of a Proxy Access Nomination Notice. (ii) In addition to including the name of the Proxy Access Nominee in the Corporation’s proxy statement for the annual meeting, the Corporation also shall include (A) the information concerning the Proxy Access Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (B) at the option of the Eligible Stockholder, a Statement (defined below) (collectively, the “Required Information”). To be timely, the Required Information must be received by the Secretary at the principal office of the Corporation within the time period specified in this Section 3.2(b). Nothing in this Section 3.2(b) shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Proxy Access Nominee. (iii) The maximum number of Proxy Access Nominees that may be included in the Corporation’s proxy materials pursuant to this Section 3.2(b) shall not exceed the greater of two (2) or 20% of the number of directors in office as of the last day on which a Proxy Access Nomination Notice may be delivered pursuant to this Section 3.2(b), rounded down to the nearest whole number (the “Permitted Number”). The Permitted Number shall be reduced by (1) any nominee who was submitted by an Eligible Stockholder for inclusion pursuant to this Section 3.2(b) but who is either subsequently withdrawn following nomination hereunder or nominated by the Board of Directors for inclusion as a director nominee in the Corporation’s proxy materials; (2) incumbent directors who were Proxy Access Nominees at any of the preceding two (2) annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors; or (3) incumbent directors or director candidates (including, without limitation, candidates who are not Proxy Access Nominees) who in either case will be included in the Corporation’s proxy materials with respect to such annual meeting as unopposed (by the Corporation) nominees pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by the stockholder or group of stockholders, from the Corporation). In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for delivery of Proxy Access Notice but prior to the date of the annual meeting of stockholders, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Proxy Access Nominees submitted by Eligible Stockholders pursuant to this Section 3.2(b) exceeds the Permitted Number, each Eligible Stockholder shall select one Proxy Access Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in the order of the amount (largest to smallest) of shares of the Corporation’s capital stock each Eligible Stockholder owns as disclosed in the Proxy Access Nomination Notice submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder has

13 selected one Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached. (iv) An Eligible Stockholder must have owned (as defined below) continuously for at least three (3) years a number of shares that represents 3% or more of the total voting power of the Corporation’s outstanding shares of capital stock entitled to vote in the election of directors as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Proxy Access Nomination Notice (the “Required Shares”) as of both the date the Proxy Access Nomination Notice is timely delivered to or received by the Corporation and the record date for determining stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the date of the annual meeting. For purposes of satisfying the ownership requirement under this Section 3.2(b), the voting power represented by the shares of the Corporation’s capital stock owned by one or more stockholders, or by the person or persons who own shares of the Corporation’s capital stock and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty (20). If two (2) or more funds are (A) under common management and investment control, (B) under common management and funded primarily by the same employer (or by a group of related employers that are under common control), or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, then they shall be treated as one stockholder or person for the purpose of determining the aggregate number of stockholders. With respect to any one annual meeting of stockholders, no person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 3.2(b). (v) For purposes of this Section 3.2(b), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s capital stock as to which the person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation that are entitled to vote generally in the election of Directors, if the instrument or agreement has, or is intended to have, the purpose or effect of (a) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares and/or (b) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate. A person shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election

14 of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has (A) loaned such shares, provided that such person has the power to recall such loaned shares on no more than five (5) business days’ notice and provides a representation that it will promptly recall such loaned shares within five (5) business days of being notified that any of its Proxy Access Nominees will be included in the Corporation’s proxy materials for the relevant annual meeting of stockholders; or (B) delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. For purposes of this Section 3.2(b), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act. (vi) An Eligible Stockholder must provide with its Proxy Access Nomination Notice the following information in writing to the Secretary of the Corporation: (A) sufficient verification that, as of a date within seven (7) calendar days prior to the date the Proxy Access Nomination Notice is delivered to or received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Stockholder’s agreement to provide (1) within five (5) business days after (x) the record date for the meeting (if, prior to the record date, the Corporation (I) has made a public announcement of such record date or (II) delivered a written notice of the record date (including by electronic mail) to the Eligible Stockholder), or (y) the date on which the Corporation delivered to the Eligible Stockholder written notice (including by electronic mail) of the record date (if such notice is provided after the record date), written statements from the record holder and any intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date, and (2) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting; (B) documentation satisfactory to the Corporation demonstrating that a group of funds are entitled to be treated as one stockholder or person for purposes of this Section 3.2(b); (C) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder hereunder): (1) intends to continue to own the Required Shares through the date of the annual meeting, (2) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (3) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Proxy Access Nominee(s) being nominated pursuant to this Section 3.2(b), (4) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Proxy Access Nominee(s) or a nominee of the Board of Directors, (5) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and (6) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (D) the written consent of each Proxy Access Nominee,

15 pursuant to Section 3.2(a)(i)(d) of these Bylaws; (E) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act; (F) in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (G) an undertaking that the Eligible Stockholder agrees to: (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation’s stockholders or out of the information that the Eligible Stockholder provides to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, or its officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, or its officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 3.2(b) or any solicitation or other activity in connection with its efforts to elect the Proxy Access Nominee pursuant to this Section 3.2(b), (3) file with the Securities and Exchange Commission any solicitation with the Corporation’s stockholders relating to the meeting at which the Proxy Access Nominee will be nominated, regardless of whether any such filing is required pursuant to the proxy rules of the Securities and Exchange Commission or whether any exemption from filing is available for such solicitation pursuant to the proxy rules of the Securities and Exchange Commission, and (4) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting. (vii) The Eligible Stockholder may, with its Proxy Access Nomination Notice, provide to the Secretary of the Corporation, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed 500 words per Proxy Access Nominee, in support of each Proxy Access Nominee it names in its Proxy Access Nomination Notice (the “Statement”). Notwithstanding anything to the contrary contained in this Section 3.2(b), the Corporation may omit from its proxy statement any information or Statement that it believes would violate any applicable law, rule, regulation, or listing standard. (viii) Within the time period specified in Section 3.2(b)(i) of these Bylaws, a Proxy Access Nominee must deliver to the Secretary of the Corporation a written representation and agreement that the Proxy Access Nominee: (A) has read and agrees to adhere to the Corporation’s Code of Ethics and Business Conduct and Corporate Governance Guidelines, as well as any applicable law, rule or regulation or listing requirement; (B) has no Voting Commitments, as defined in Section 3.3 below; (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification (a “Compensation Arrangement”) in connection with such person’s nomination for director and/or service as a director, in each case that has not been disclosed to the Corporation. At the request of the Corporation, the Proxy Access Nominee must (A) complete, sign and submit all questionnaires required by Section 3.3 within ten (10)

16 business days of receipt of each such questionnaire from the Corporation; and (B) provide within five (5) business days of the Corporation’s request for such additional information as the Corporation believes may be necessary to permit the Board of Directors to determine whether such Proxy Access Nominee meets the requirements of this Section 3.2(b) and/or the Corporation’s requirements with regard to qualifications and policies and guidelines applicable to members of the Board of Directors, including as required by paragraph (x) below. (ix) In the event that any information or communications provided by the Eligible Stockholder or Proxy Access Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Proxy Access Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. (x) The Corporation shall not be required to include pursuant to this Section 3.2(b), any Proxy Access Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Proxy Access Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation) if (A) the Secretary receives a notice that any stockholder has nominated any person for election to the Board of Directors at such meeting pursuant to the advance notice requirements set forth in Section 3.2(a) of these Bylaws; (B) the Eligible Stockholder has or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Proxy Access Nominee(s) or any nominee of the Board of Directors, (C) the Proxy Access Nominee is determined by the Board of Directors not to be independent under the listing standards of any principal US exchange upon which the capital stock of the Corporation is listed and/or any applicable rules of the Securities and Exchange Commission, (D) the Proxy Access Nominee’s election as a director would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the Corporation’s corporate governance guidelines or any other publicly disclosed document setting forth qualifications for members of the Board of Directors, the listing standards of the principal exchange upon which the Corporation’s capital stock is traded, or any applicable state or federal law, rule or regulation, (E) the Proxy Access Nominee is or becomes a party to any undisclosed Voting Commitment or Compensation Arrangement, (F) the Proxy Access Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (G) the Proxy Access Nominee’s then-current business or personal interests, or such interests of the Proxy Access Nominee within the preceding ten (10) years, create a conflict of interest with the Corporation or any of its subsidiaries that would cause such Proxy Access Nominee to violate any fiduciary duties of directors established pursuant to the laws of the State of Delaware, including but not limited to the duty of loyalty and duty of care as determined in good faith by the Board of Directors following receipt of written advice from Delaware counsel jointly chosen by the Corporation and the Eligible Stockholder, with a

17 copy of such advice being concurrently provided to the Eligible Stockholder, (H) the Proxy Access Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such criminal proceeding within the last ten (10) years, (I) the Proxy Access Nominee is subject to any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) or to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act, or (J) the Proxy Access Nominee or the applicable Eligible Stockholder provided information to the Corporation in respect of such nomination that the Corporation believes to be untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading or otherwise breached its or their agreements, representations, undertakings, and/or obligations pursuant to this Section 3.2. (xi) Notwithstanding anything to the contrary set forth herein, if (A) the Proxy Access Nominee and/or the applicable Eligible Stockholder shall have breached its or their agreements, representations, undertakings and/or obligations pursuant to this Section 3.2(b), as determined by the Board of Directors; or (B) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Section 3.2(b), (x) the Board of Directors, or the chair of the meeting in accordance with Section 3.2(d) below, shall be entitled to declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and (y) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder. (xii) Any Proxy Access Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but: (A) withdraws from or becomes ineligible (including as determined by the Chair of the meeting in accordance with Section 3.2(d) of these Bylaws) or unavailable for election at the annual meeting; or (B) does not receive at least 25% of votes cast in favor of such nominee’s election, shall, in each case, be ineligible to be included in the Corporation’s proxy materials as a Proxy Access Nominee pursuant to this Section 3.2(b) of these Bylaws for the next two (2) annual meetings of stockholders following the meeting for which the Proxy Access Nominee has been nominated for election. (c) Stockholders and/or beneficial owners giving the notice to the Corporation regarding a nomination of directors in accordance with Rule 14a-19 under the Exchange Act shall deliver to the Corporation no later than five (5) business days prior to the date of the applicable meeting or, if practicable, any adjournment, recess, rescheduling or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, recessed, rescheduled, or postponed) reasonable evidence that such stockholder and/or such beneficial owner has met and complied with all of the requirements of these Bylaws and Rule 14a- 19 of the Exchange Act (including for the avoidance of doubt Rule 14a-19(a)(3)). In additional, if any change occurs with respect to the intent of any such stockholder and/or beneficial owner to

18 meet the requirements of Rule 14a-19(a)(3) under the Exchange Act, such stockholder and/or beneficial owner shall notify the Corporation promptly of such change. (d) The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws or fails to comply with the requirements of Rule 14a-19 under the Exchange Act, if applicable, and if the chair of the meeting should so determine, the chair shall so declare to the meeting and the defective nomination shall be disregarded. For the avoidance of doubt, if any stockholder (i) provides notice pursuant to Section 3.2(a) of these Bylaws and Rule 14a-19(b) under the Exchange Act and (ii) subsequently (A) notifies the Corporation that such stockholder no longer intends to solicit proxies in accordance with Rule 14a-19 of the Exchange Act, (B) fails to comply with the requirements of Rule 14a-19 of the Exchange Act, or (C) fails to provide reasonable evidence sufficient to satisfy the Corporation that such requirements have been met, then such stockholder’s nomination(s) shall be deemed null and void and the Corporation shall disregard such nomination and any proxies or votes solicited for any director nominee proposed by such stockholder. (e) Proxy Card. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors. (f) The foregoing requirements shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting of stockholders or in the case of a special meeting of stockholders called for the purpose of electing Directors. In addition to the foregoing requirements, with respect to any nominations to be made at an annual meeting, each nominating stockholder shall comply with all applicable requirements of the Exchange Act, or other applicable law, rule or regulation, with respect to any such nominations. Section 3.3. Submission of Questionnaire; Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, except if nominated by the Board of Directors, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3.2 of these Bylaws) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) agrees to tender, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon (A) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection, and (B) acceptance of such resignation by the Board of Directors, (ii) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability

19 to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (iii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iv) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation. Section 3.4. Removal. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, any director may be removed from office by the stockholders in the manner provided in this Section 3.4. At any special meeting of the stockholders of the Corporation, the notice of which by the Board of Directors shall state that the removal of a director or directors is among the purposes of the meeting, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors generally, voting together as a single class, may remove such director or directors with or without cause. Section 3.5. Vacancies. If any vacancy shall occur among the directors, or if the number of directors shall at any time be increased, such vacancy shall be filled only by the directors then in office, although less than a quorum, by a majority vote of the directors then in office or by the sole remaining director, or, only if no directors then remain, by the stockholders of the Corporation. Section 3.6. Meetings. Regular meetings of the Board of Directors shall be held at such time and place, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or by the Chair, if there be one. Special meetings may be held at any time and place, within or without the State of Delaware, upon the call of the Chair, if there be one, by the Chief Executive Officer, if there be one, or the President or a majority of the directors in office by personal oral communication, telephonic oral communication, telecopy or electronic transmission, or written notice, duly served or sent or mailed to each director not less than twenty-four (24) hours before such meeting, except that, if mailed, not less than seventy-two (72) hours before such meeting. Meetings may be held at any time and place without notice if all the directors are present and do not object, at the beginning of the meeting, to the holding of such meeting for lack of proper notice or if those not present shall, in writing or by telecopy or electronic transmission, waive notice thereof before or after the meeting. A regular meeting of the Board may be held without notice immediately following the annual meeting of stockholders at the place where such meeting is held. Regular meetings of the Board may also be held without notice at such time and place as shall from time to time be determined by resolution of the Board. Except as otherwise provided by

20 the Delaware Law, the Certificate of Incorporation or otherwise, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any committee thereof need be specified in any written waiver of notice. Section 3.7. Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board of Directors, or any committee, by means of video conference, telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to the foregoing provisions shall constitute presence in person at the meeting. Section 3.8. Votes. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Section 3.9. Quorum and Adjournment. Except as otherwise provided by the Delaware Law, the Certificate of Incorporation or these Bylaws, a majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed. Section 3.10. Compensation. Directors may receive compensation for their services, as such, and for service on any committee of the Board of Directors, as fixed by resolution of the Board of Directors and for expenses of attendance at each regular or special meeting of the Board or any committee thereof. Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor. Section 3.11. Action by Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Such consent shall be treated as a vote adopted at a meeting for all purposes. Such consents may be executed in one or more counterparts and not every Director or committee member need sign the same counterpart. Section 3.12. Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Secretary. The resignation of any director shall

21 take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. ARTICLE IV. COMMITTEES OF DIRECTORS Section 4.1. Establishment and Powers. The Board of Directors of the Corporation may establish one or more committees to consist of one or more Directors of the Corporation. Any committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors, except that a committee shall not have any power or authority as to the following: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware Law to be submitted to stockholders for approval; or (ii) adopting, amending or repealing of the Bylaws. Section 4.2. Alternate Members. The Board of Directors may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at a meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member. Section 4.3. Term. Each committee of the Board of Directors shall serve at the pleasure of the Board of Directors. Section 4.4. Status of Committee Action. The term “Board of Directors” or “Board,” when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board of Directors. Any provision of these Bylaws relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action is permitted by applicable law and has been delegated to the committee pursuant to this Section, except to the extent provided in Section 4.1 of these Bylaws.

22 ARTICLE V. OFFICERS Section 5.1. Office. The Board of Directors shall elect a President, a Secretary and a Treasurer, and, in their discretion, may elect a Chair, a Vice Chair, a Chief Executive Officer, a Controller, and one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers and such other officers as deemed necessary or appropriate. Such officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders (or at such other meeting as the Board of Directors determines), and each shall hold office for the term provided by the vote of the Board and until such person’s successor shall have been duly chosen and qualified or until such person’s earlier death, disqualification, resignation or removal in the discretion of the Board as provided herein. The powers and duties of more than one office may be exercised and performed by the same person. Section 5.2. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors. Section 5.3. Chair of the Board. The Chair, if any, shall preside at all meetings of stockholders and of the Board of Directors. The Chair, including any Executive Chair of the Board, will perform such other duties and exercise such other powers as may be assigned to him or her from time to time by these Bylaws or the Board of Directors. Section 5.4. Chief Executive Officer. Unless the Board shall determine otherwise, the Chief Executive Officer, if any, shall have, subject to the direction of the Board of Directors, general charge of the management and direction of the business, affairs and property of the Corporation, and general supervision over its other officers and agents. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. Section 5.5. President. The President shall, in general, perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors and, if there be one, orders of the Chief Executive Officer are carried into effect and shall perform such other executive, supervisory and management functions and duties as may be assigned to him from time to time by the Board of Directors, the Chair or the Chief Executive Officer.

23 Section 5.6. Vice Presidents. Each Executive Vice President, Senior Vice President and Vice President shall have and exercise such powers and shall perform such duties as from time to time may be assigned to him or to her by the Board of Directors, the Chair, the Chief Executive Officer or the President. Section 5.7. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors and committees of the Board in books provided for the purpose and shall see that all notices are duly given in accordance with the provisions of law and these Bylaws. The Secretary shall be custodian of the records and of the corporate seal or seals of the Corporation and shall see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation under its seal, is duly authorized, and, when the seal is so affixed, he or she may attest the same. Without limiting the generality of the foregoing, in general, the Secretary shall perform all duties incident to the office of secretary of a corporation, and such other duties as from time to time may be assigned to him or her by the Board of Directors. Section 5.8. Assistant Secretaries. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Secretary. Section 5.9. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by the Board of Directors. The Treasurer may endorse for collection on behalf of the Corporation checks, notes and other obligations; may sign receipts and vouchers for payments made to the Corporation and may sign checks of the Corporation, singly or jointly with another person as the Board of Directors may authorize, and pay out and dispose of the proceeds under the direction of the Board. The Treasurer shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and in general, shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as from time to time may be assigned by the Board of Directors. Section 5.10. Assistant Treasurers. The Assistant Treasurers in order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Treasurer.

24 Section 5.11. Controller. The Controller, if elected, shall perform all duties incident to the office of a controller of a corporation, and, in the absence of or disability of the Treasurer or any Assistant Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Chair, if any, the Chief Executive Officer, if any, the President or the Treasurer. Section 5.12. Assistant Controllers. The Assistant Controllers in order of their seniority shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Controller. Section 5.13. Subordinate Officers. The Board of Directors may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof. Section 5.14. Compensation. The Board of Directors, or an authorized committee thereof, shall fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers. Section 5.15. Removal. Any officer of the Corporation may be removed, with or without cause, by action of the Board of Directors without prejudice to the rights, if any, of such officer under any contract to which such officer is a party. Section 5.16. Bonds. The Board of Directors may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors. Section 5.17. Resignation. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors (or to a principal officer to whom such officer reports) without prejudice to the rights, if any, of such officer under any contract to which such officer is a party. The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as

25 shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. ARTICLE VI. CERTIFICATES OF STOCK; UNCERTIFICATED SHARES Section 6.1. Form and Execution of Certificates. The interest of each stockholder of the Corporation may either be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe, or may be uncertificated as provided in Section 6.6 below. The certificates of stock of each class shall be consecutively numbered and signed by the Chair, if any, the President, or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, and may be countersigned and registered in such manner as the Board of Directors may by resolution prescribe, and shall bear the corporate seal or a printed or engraved facsimile thereof. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer, transfer agent or registrar, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer, transfer agent or registrar. In case the corporate seal which has been affixed to, impressed on, or reproduced in any such certificate or certificates shall cease to be the seal of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the seal affixed thereto, impressed thereon or reproduced therein had not ceased to be the seal of the Corporation. Every certificate for shares of stock which are subject to any restriction on transfer pursuant to law, the Certificate of Incorporation, these Bylaws, or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate, and shall also set forth, on the face or back, either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. If the Corporation is authorized to issue more than one class or series of stock, the powers, designations, preferences and relative and participating, optional or other special rights of each class or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth or summarized on the face or back of the certificate which the Corporation has issued to represent such class or series, provided that, except as otherwise provided in Section 202 of the Delaware Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which shall represent such class or series, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations preferences and relative and participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such preferences or rights.

26 Section 6.2. Transfer of Shares. The shares of the stock of the Corporation shall be transferred on the books of the Corporation upon (i) in the case of certificated shares, surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require or (ii) in the case of uncertificated shares, receipt of proper transfer instructions from the holder of record of such shares or such holder’s attorney lawfully constituted. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law, by the Certificate of Incorporation or these Bylaws. It shall be the duty of each stockholder to notify the Corporation of his or her post office address. Section 6.3. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors (but not the stockholders) may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, the Certificate of Incorporation or these Bylaws, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors (but not the stockholders) may fix a new record date for the adjourned meeting. Section 6.4. Closing of Transfer Books. The stock transfer books of the Corporation may, if deemed appropriate by the Board of Directors, be closed for such length of time not exceeding fifty (50) days as the Board of Directors (but not the stockholders) may determine, preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any issuance, change, conversion or exchange of capital stock shall go into effect, during which time no transfer of stock on the books of the Corporation may be made.

27 Section 6.5. Lost or Destroyed Certificates. Unless waived in whole or in part by the Board of Directors or any officer acting pursuant to the direction of the Board of Directors, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate shall (a) give to the Corporation his or her bond of indemnity with an acceptable surety, and (b) satisfy such other requirements as may be imposed by the Corporation. Thereupon, a new share certificate shall be issued to the registered owner or his or her assigns in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefor and issuance thereof have been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser. Section 6.6. Uncertificated Shares. Upon the adoption of a resolution by the Board of Directors permitting it, shares of the Corporation’s capital stock may be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by any securities exchange on which the stock of the Corporation may from time to time be traded. Section 6.7. Transfer Agents and Registrars; Further Regulations. The Board of Directors may appoint one or more banks, trust companies or corporations doing a corporate trust business, in good standing under the laws of the United States or any state therein, to act as the Corporation’s transfer agent and/or registrar for shares of one or more classes or series of its stock, and the Board may make such other and further regulations, not inconsistent with applicable law, as it may deem expedient concerning the issue, transfer and registration of the Corporation’s stock and stock certificates. ARTICLE VII. EXECUTION OF DOCUMENTS Section 7.1. Execution of Contracts, Assignments, etc. Unless the Board of Directors shall have otherwise provided generally or in a specific instance, all contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the Chair or Vice Chair of the Board, if any, the Chief Executive Officer, if any, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer or any person designated by any such officer. The Board of Directors may, however, in its discretion, require any or all such instruments to be signed by any two (2) or more of such officers, or may permit any or all of such instruments to be signed by such other officer or officers, agent or agents, as it shall thereunto authorize from time to time. Section 7.2. Execution of Proxies. The Chair or Vice Chair of the Board, if any, the Chief Executive Officer, if any, the President, any Executive Vice President, any Senior Vice President or any Vice President, and the

28 Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer, or any other officer designated by the Board of Directors, may sign on behalf of the Corporation proxies to vote upon shares of stock of other companies standing in the name of the Corporation. ARTICLE VIII. INSPECTION OF BOOKS Subject to applicable law, the Board of Directors shall determine from time to time whether, and if allowed, to what extent and at what time and places and under what conditions and regulations, the accounts and books of the Corporation or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors. ARTICLE IX. FISCAL YEAR The fiscal year of the Corporation shall be determined from time to time by the Board of Directors. ARTICLE X. SEAL The seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word “Delaware”, together with the name of the Corporation and the year of incorporation, cut or engraved thereon. ARTICLE XI. AMENDMENTS These Bylaws may be altered, amended, changed or repealed and new Bylaws adopted by the stockholders or by the Board of Directors, in either case at any meeting called for that purpose at which a quorum shall be present. Any Bylaw, whether made, altered, amended, changed or repealed by the stockholders or the Board of Directors, may be repealed, amended, changed, further amended, changed, repealed or reinstated, as the case may be, either by the stockholders or by the Board of Directors as above provided. ARTICLE XII. LIMITATION OF DIRECTORS’ LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS Section 12.1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise or nonprofit entity (including any employee benefit plan) (all such persons

29 being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, shall not create a presumption that the Indemnitee did not have reasonable cause to believe that his or her conduct was unlawful. Section 12.2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director or officer of the Corporation, or, while serving as a director officer of the Corporation, is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 12.2 in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper. Section 12.3. Definition of Entitlement; Success on the Merits. Any indemnification under Section 12.1 or 12.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person requesting such is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Section 12.1 or 12.2, as the case may be. Such determination shall be made (a) by the Board of Directors, by a majority vote of directors who are not parties to such action, suit or proceeding (whether or not a quorum), (b) by a committee of such directors designated by majority vote of such directors (whether or not a quorum), (c) if there are no disinterested directors or if a majority of disinterested directors so

30 directs, by independent legal counsel (who may be regular legal counsel to the corporation) in a written opinion, or (d) by the stockholders. To the extent, however, that any Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnitee in connection therewith. Section 12.4. Expense Advance. Expenses (including attorneys’ fees) incurred by an officer or director in defending any pending or threatened civil, criminal, administrative or investigative action, suit or proceeding shall be paid, and in the case of any other Indemnitee may be paid at the discretion of the Board of Directors, by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount, if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article XII. Section 12.5. Nonexclusively. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The provisions of this Article XII shall not be deemed to preclude the indemnification of any person who is not specified in Section 12.1 or 12.2 but whom the Corporation has the power to indemnify under applicable law or otherwise. Section 12.6. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or nonprofit entity, against any liability asserted against and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the obligation to indemnify such person against liability under this Article or the power to indemnify such person against such liability under the provisions of Section 145 of the Delaware Law. Section 12.7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, trustee, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise or nonprofit entity or from insurance.

31 Section 12.8. Continuation of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, trustee, partner, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Section 12.9. Limitation on Indemnification. Notwithstanding anything contained in this Article XII to the contrary, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any Indemnitee (or his or her heirs, executors or personal or legal representative) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to in advance by the Board of Directors. Section 12.10. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article XII to Directors and officers of the Corporation. Section 12.11. Other Rights. Nothing contained in this Article XII shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article XII. Section 12.12. Amendment. The provisions of this Article XII shall constitute a contract between the Corporation and each of its Directors and officers which may be modified as to any Director or officer in respect of any act or omission occurring prior to the date of any such modification only with that person’s consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article XII which is adverse to any Director or officer shall apply to such Director or officer only on a prospective basis, and shall not reduce any limitation on the personal liability of a director of the Corporation, or limit the rights of an Indemnitee to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article so as either to reduce the limitation of directors’ liability or limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the Directors of the Corporation then serving, or (b) the affirmative vote of stockholders entitled to cast not less than a majority of the votes that all stockholders are entitled to cast in the election of Directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

32 Section 12.13. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law. Section 12.14. Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the Delaware Law shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i). ARTICLE XIII. INTERPRETATION OF BYLAWS-SEPARABILITY Section 13.1. Interpretation. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the Delaware Law. If any provision of these Bylaws shall be inconsistent with any provision of the Certificate of Incorporation, the provision of the Certificate of Incorporation shall prevail. Where any provision of these Bylaws refers to a rule or process as set forth in these Bylaws, the reference shall be construed to include and be satisfied by any rule or process on the same subject set forth in the Certificate of Incorporation. Section 13.2. Separability. The provisions of these Bylaws are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. ARTICLE XIV. DETERMINATIONS BY THE BOARD Section 14.1. Effect of Board Determinations. To the fullest extent permitted by law, any determination involving interpretation or application of these Bylaws made in good faith by the Board of Directors shall be final, binding and conclusive on all parties in interest. ARTICLE XV. FORUM FOR ADJUDICATION OF DISPUTES Section 15.1. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders,

33 (3) any action asserting a claim arising pursuant to any provision of the Delaware Law, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 15.1. Amended and Restated May 9, 2023